UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 12, 2012

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

TEXAS

(State or Other Jurisdiction of Incorporation)







000-28311
(Commission File Number)

76-0270334
(IRS Employer Identification No.)




1201 Peachtree Street
400 Colony Square, Suite 200
Atlanta, Georgia 30361

(Address of principal executive offices)

(404) 551-5274
(Registrant?s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers and Key Advisors.

On February 12, 2012, the Board of Directors accepted the resignation of Mr. Oswald Gayle as CFO of the Company. Mr. Gayle had been one of the founders of Newco4education, LLC, which was acquired by the Company in December 2010. The effective date of the resignation will be January 31, 2012, and Mr. Gayle will surrender the 200,000 shares of Series A Common Stock which had been issued in the merger with the Company. His accrued pay of $21,300 USD through December 31, 2011 was paid through the issuance of 532,775 shares of restricted common stock. His resignation was expected and it was not the result of any disagreement with the Board on any matter related to the Company's operations, policies, or practices. The Company's auditors were made aware of the potential departure of Mr. Gayle and expressed no objections.

The Company has been interviewing candidates over the last month and several candidates are being considered at this time.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Sibling Entertainment Group Holdings, Inc.





Date: 2/15/2012
By:
/s/ Robert Copenhaver



Name:  Robert Copenhaver



Title: Chief Executive Officer